UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2006

Constellation Brands, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 218-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2006, Constellation Brands, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Banc of America Securities LLC (the “Underwriters”) for the sale by the Company of $700.0 million aggregate principal amount of 7.25% Senior Notes due 2016 (the “Notes”) for a public offering price of 99.02% of the principal amount of the Notes. The offering is being made by a prospectus dated August 8, 2006 included in the Company’s shelf registration statement on Form S-3 (File No. 333-136379), filed with the Securities and Exchange Commission (“SEC”) on August 8, 2006 (the “Registration Statement”), together with a prospectus supplement dated August 10, 2006 and filed with the SEC on August 11, 2006. The Underwriters will purchase the Notes from the Company at 98.02% of their principal amount.

The Notes will be issued under an Indenture as supplemented by Supplemental Indenture No. 1 to be entered into among the Company, the Guarantors and BNY Midwest Trust Company, as trustee. The offering is scheduled to close on August 15, 2006, subject to customary closing conditions. A revised form of the Indenture and the form of Supplemental Indenture No. 1 are filed herewith for incorporation into the Registration Statement as Exhibits 4.1 and 4.2.

The Underwriters and their affiliates have performed and may in the future perform various investment banking, commercial banking and advisory services for the Company from time to time for which they have received or will receive customary fees and expenses. In particular, affiliates of certain of the Underwriters are lenders under the Company’s Credit Agreement (dated as of June 5, 2006), borrowings under which will be reduced with the net proceeds of the offering. The aggregate amount of debt owed to the Underwriters and their affiliates that is being repaid with the proceeds from this offering constitutes less than 10% of the proceeds of the offering.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The description above is a summary and is qualified in its entirety by the Underwriting Agreement, filed herewith as Exhibit 1.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 10, 2006, among the Company, the Guarantors, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Banc of America Securities LLC.

4.1	Form of Indenture among the Company, as Issuer, certain subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee.

4.2	Form of Supplemental Indenture No. 1 among the Company, as Issuer, certain subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2006	CONSTELLATION BRANDS, INC.

	By:	/s/ Thomas S. Summer
Thomas S. Summer
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated August 10, 2006, among the Company, the Guarantors, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Banc of America Securities LLC.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Form of Indenture among the Company, as Issuer, certain subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee.

(4.2)	Form of Supplemental Indenture No. 1 among the Company, as Issuer, certain subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.